SmarTire Systems Inc.
Suite 150, 13151 Vanier Place
Richmond, British Columbia
Canada, V6V 2J1

T: 604.276.9884
F: 604.276.2350
www.smartire.com
OTCBB: SMTR

Exhibit 99.1

NEWS RELEASE - October 20, 2003
Email: investor_relations@smartire.com
Contact: Judy Leclercq
1.800.982.2001

SmarTire Signs Manufacturing Agreement with Hyundai Autonet (HACO)

Strategic relationship expanded to include manufacturing of SmarTire products

RICHMOND, BRITISH COLUMBIA, CANADA: October 20, 2003 - SmarTire Systems Inc. (OTCBB: SMTR) announced today that it has signed a contract manufacturing services agreement with Hyundai Autonet Company (HACO), a leading Korean automotive electronics supplier and a subsidiary of Hyundai Group. Under the terms of the agreement, HACO will manufacture the Company's proprietary line of tire pressure monitoring systems (TPMS) for sale and distribution globally by SmarTire. HACO's Tier One manufacturing status will provide SmarTire the opportunity to compete on a worldwide basis with higher quality products, an increased volume capability and a more flexible cost structure.

"It is vital to our ongoing success in the tire monitoring industry to have a strategic alliance with an established automotive parts manufacturer," stated Al Kozak, SmarTire's Chief Operating Officer. "HACO is a world class manufacturer and has demonstrated a solid commitment to the future of the tire monitoring industry. Building on its successful track record, HACO has the credentials to become a leading manufacturer of TPMS by providing SmarTire with the highest quality products on a competitive basis."

On February 10, 2003, SmarTire announced an agreement with HACO to co-develop, manufacture and distribute TPMS products to Korean original equipment vehicle manufacturers and to the automotive aftermarket in Korea. Based on that agreement, on July 8, 2003, SmarTire announced that HACO had been contracted by Hyundai Motor Corporation to develop a commercial vehicle TPMS. The development contract will study and validate tire pressure monitoring on commercial vehicles including trucks and buses in the Korean domestic marketplace.

HACO, originally founded in January 1985 as Hyundai Automotive Electronics Division, is a subsidiary of the Hyundai Group, one of Korea's largest conglomerate companies. HACO is a world-class automotive electronics manufacturer located in Kyoungki, Korea and is a major supplier of automotive electronics in Asia. Business areas include car audio systems, in-vehicle audio/visual entertainment systems, navigation systems, airbag electronic control unit and powertrain electronics. HACO has more than 1,200 employees and annual sales for fiscal 2002 exceeded US$420 million. Major customers include Hyundai Motor Company, KIA Motors Corporation, Ssangyong Motor Company and other international automobile manufacturers.

SmarTire Systems Inc. develops and markets proprietary tire monitoring systems for the transportation industry worldwide. Incorporated in 1987, SmarTire is a public company with offices in North America and Europe. Additional information can be found at www.smartire.com.

/s/ Robert Rudman

Robert Rudman
President & Chief Executive Officer

SAFE HARBOR STATEMENT

Statements in this press release, which are not purely historical, are forward-looking statements, including any statements regarding beliefs, plans, expectations or intentions regarding the future. Forward looking statements in this press release include: our expectation that our strategic alliance with Hyundai Autonet Company will give us the opportunity to compete on a worldwide basis with higher quality products, an increased volume capability and a more flexible cost structure; and our belief that Hyundai Autonet Company has the credentials to become a leading manufacturer of tire pressure monitoring systems. It is important to note that actual outcomes and our actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ include the uncertainty of our ability to secure agreements with original equipment vehicle manufacturers on a worldwide basis for the supply of tire pressure monitoring systems or components, in the face of intense competition; and the uncertainty of Hyundai Autonet Company's ability to secure agreements to supply tire pressure monitoring products to Korean original equipment vehicle manufacturers other than Hyundai Group subsidiary companies, and to the automotive aftermarket in Korea. Readers should also refer to the risk disclosures outlined in the Company's most current annual report of Form 10-KSB filed with the SEC.